UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 28, 2005
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of United's Debtor-in-Possession Financing

On February 22, 2005, the Waiver and Tenth Amendment (the "Amendment") to the Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 (as amended, modified or supplemented, and as in effect on the date hereof, the "Credit Agreement"), became effective among United Air Lines, Inc. (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL Corporation, the parent company of the Borrower (the "Parent"), and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors," and each a debtor and a debtor-in-possession in the case pending under Chapter 11 of the Bankruptcy Code), JPMorgan Chase Bank ("JPMorgan Chase"), Citicorp USA, Inc. ("CUSA"), Bank One, NA ("Bank One"), The CIT Group/Business Credit, Inc. ("CIT Group"), and each of the other financial institutions from time to time party thereto (including the New Lenders as defined in the Amendment and, together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"). The Borrower intends to use the proceeds from the Amendment for working capital and other general corporate purposes.

The Parent, the Borrower and their affiliates have other commercial relationships with the Lenders. From time to time, several of the Lenders have provided investment banking and advisory services for, and furnished financing services to, the Parent, the Borrower and their affiliates.

The Amendment extends the maturity date of the Credit Agreement from June 30, 2005 to September 30, 2005, modifies and extends the minimum EBITDAR (as defined therein) covenants through August 31, 2005, reduces the interest rate under the Credit Agreement from LIBOR + 500 basis points to LIBOR + 450 basis points (and no longer provides a LIBOR floor), provides a waiver for the default provisions regarding the Borrower's EBITDAR covenant for the month of January 2005, and amends the minimum cash covenant by allowing for a potential reduction in the minimum cash balance requirement from $750 million to $600 million if the Borrower meets a certain EBITDAR milestone (as defined therein). The Amendment also provides a permitted "overadvance" of $300 million on the borrowing base under the Credit Agreement. The total commitment under the Amendment remains unchanged at $1 billion and there is a $100 million holdback for collateral maintenance and liquidation expenses.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
Name:	Paul R. Lovejoy
Title:	Senior Vice President,
General Counsel and Secretary

Dated:  February 28, 2005